                                                                    EXHIBIT 99.d

                    AMERICAN CENTURY TARGET MATURITIES TRUST

                              AMENDED AND RESTATED
                              MANAGEMENT AGREEMENT

     This AMENDED AND RESTATED MANAGEMENT AGREEMENT ("Agreement") is made as of the 29th day of July, 2005 by and between AMERICAN CENTURY TARGET MATURITIES
TRUST, a Massachusetts business trust and registered investment company (the
"Company"), and AMERICAN CENTURY INVESTMENT MANAGEMENT, INC., a Delaware
corporation (the "Investment Manager").

     WHEREAS, the Company has liquidated Target 2030 Fund; and

     WHEREAS, Schedule C is being amended to reflect the classes of shares offered by each series of shares of the Company.

     NOW, THEREFORE, IN CONSIDERATION of the mutual promises and agreements herein contained, the parties agree as follows:

1.   INVESTMENT MANAGEMENT SERVICES. The Investment Manager shall supervise the investments of each series of shares of the Company contemplated as of the date hereof, and such subsequent series of shares as the Company shall select the Investment Manager to manage. In such capacity, the Investment
     Manager shall maintain a continuous investment program for each such series, determine what securities shall be purchased or sold by each series, secure and evaluate such information as it deems proper and take whatever action is necessary or convenient to perform its functions, including the placing of purchase and sale orders.

2.   COMPLIANCE WITH LAWS. All functions undertaken by the Investment Manager hereunder shall at all times conform to, and be in accordance with, any requirements imposed by:

     (a)  the Investment Company Act and any rules and regulations promulgated thereunder;

     (b)  any other applicable provisions of law;

     (c)  the Declaration of Trust of the Company as amended from time to time;

     (d)  the By-Laws of the Company as amended from time to time;

     (e)  the Multiple Class Plan; and

     (f)  the registration statement(s) of the Company, as amended from time to time, filed under the Securities Act of 1933 and the Investment
          Company Act.

3.   BOARD SUPERVISION. All of the functions undertaken by the Investment
     Manager hereunder shall at all times be subject to the direction of the
     Board of Trustees (collectively, the "Board of Directors", and each Trustee individually a "Director") of the Company, its executive committee, or any committee or officers of the Company acting under the authority of the
     Board of Directors.

4.   PAYMENT OF EXPENSES. The Investment Manager will pay all of the expenses of each series of the Company's shares that it shall manage, other than interest, taxes, brokerage commissions, portfolio insurance, extraordinary expenses, the fees and expenses of those Directors who are not "interested persons" as defined in Investment Company Act (hereinafter referred to as the

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                                        AMERICAN CENTURY TARGET MATURITIES TRUST

     "Independent Directors") (including counsel fees), and expenses incurred in connection with the provision of shareholder services and distribution services under a plan adopted pursuant to Rule 12b-1 under the Investment
     Company Act. The Investment Manager will provide the Company with all physical facilities and personnel required to carry on the business of each series that the Investment Manager shall manage, including but not limited to office space, office furniture, fixtures and equipment, office supplies, computer hardware and software and salaried and hourly paid personnel. The
     Investment Manager may at its expense employ others to provide all or any part of such facilities and personnel.

5.   ACCOUNT FEES. The Board of Directors may impose fees for various account services, proceeds of which may be remitted to the appropriate Fund or the
     Investment Manager at the discretion of the Board. At least 60 days' prior written notice of the intent to impose such fee must be given to the shareholders of the affected series.

6.   MANAGEMENT FEES.

     (a)  In consideration of the services provided by the Investment Manager, each class of a series of shares of the Company shall pay to the
          Investment Manager a management fee that is calculated as described in this Section 6 using the fee schedules described herein.

     (b)  Definitions

          (1)  An "INVESTMENT TEAM" is the Portfolio Managers that the
               Investment Manager has designated to manage a given portfolio.

          (2)  An "INVESTMENT STRATEGY" is the processes and policies implemented by the Investment Manager for pursuing a particular investment objective managed by an Investment Team.

          (3)  A "PRIMARY STRATEGY PORTFOLIO" is each series of the Company, as well as any other series of any other registered investment company for which the Investment Manager serves as the investment manager and for which American Century Investment Services, Inc.
               serves as the distributor; provided, however, that a registered investment company that invests its assets exclusively in the shares of other registered investment companies shall not be a
               Primary Strategy Portfolio. Any exceptions to the above
               requirements shall be approved by the Board of Directors of the
               Company

          (4)  A "SECONDARY STRATEGY PORTFOLIO" is another account managed by the Investment Manager that is managed by the same Investment
               Team as that assigned to manage any Primary Strategy Portfolio that shares the same board of directors or board of trustees as the Company. Any exceptions to this requirement shall be approved by the Board of Directors of the Company

          (5)  An "INVESTMENT CATEGORY" for a series of the Company is the group to which the series is assigned for determining the first
               component of its management fee. Each Primary Strategy Portfolio is assigned to one of the three Investment Categories indicated
               below. The Investment Category assignments for the series of the

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                                        AMERICAN CENTURY TARGET MATURITIES TRUST

               Company appear in Schedule B to this Agreement. The assets in each of the Investment Categories ("INVESTMENT CATEGORY ASSETS")
               is determined as follows:

               a)   MONEY MARKET FUND CATEGORY ASSETS. The assets which are used to determine the fee for this Investment Category is the sum of the assets of all of the Primary Strategy Portfolios and
                    Secondary Strategy Portfolios that invest primarily in debt securities and are subject to Rule 2a-7 under the Investment
                    Company Act.

               b)   BOND FUND CATEGORY ASSETS. The assets which are used to
                    determine the fee for this Investment Category is the sum
                    the assets of all of the Primary Strategy Portfolios and
                    Secondary Strategy Portfolios that invest primarily in debt securities and are not subject to Rule 2a-7 under the
                    Investment Company Act.

               c)   EQUITY FUND CATEGORY ASSETS. The assets which are used to
                    determine the fee for this Investment Category is the sum
                    the assets of all of the Primary Strategy Portfolios and
                    Secondary Strategy Portfolios that invest primarily in
                    equity securities.

          (6)  The "PER ANNUM INVESTMENT CATEGORY FEE DOLLAR AMOUNT" for a
               series is the dollar amount resulting from applying the
               applicable Investment Category Fee Schedule for the series of the
               Company (as shown on Schedule A) using the applicable Investment
               Category Assets.

          (7)  The "PER ANNUM INVESTMENT CATEGORY FEE RATE" for a series of the
               Company is the percentage rate that results from dividing the Per
               Annum Investment Category Fee Dollar Amount for the series by the applicable Investment Category Assets for the series.

          (8)  The "COMPLEX ASSETS" is the sum of the assets in all of the
               Primary Strategy Portfolios.

          (9)  The "PER ANNUM COMPLEX FEE DOLLAR AMOUNT" for a class of a series of the Company shall be the dollar amount resulting from
               application of the Complex Assets to the Complex Fee Schedule for
               the class as shown in Schedule C.

          (10) The "PER ANNUM COMPLEX FEE RATE" for a class of a series of the
               Company is the percentage rate that results from dividing the Per
               Annum Complex Fee Dollar Amount for the class of a series by the
               Complex Assets.

          (11) The "PER ANNUM MANAGEMENT FEE RATE" for a class of a series of the Company is the sum of the Per Annum Investment Category Fee
               Rate applicable to the series and the Per Annum Complex Fee Fee
               Rate applicable to the class of the series.

     (c)  DAILY MANAGEMENT FEE CALCULATION. For each calendar day, each class of each series of shares of the Company shall accrue a fee calculated by multiplying the Per Annum Management Fee Rate for that class times the net assets of the class on that day, and further dividing that product by 365 (366 in leap years).

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                                        AMERICAN CENTURY TARGET MATURITIES TRUST

     (d)  MONTHLY MANAGEMENT FEE PAYMENT. On the first business day of each month, each class of each series of shares of the Company shall pay the management fee to the Investment Manager for the previous month.
          The fee for the previous month shall be the sum of the Daily
          Management Fee Calculations for each calendar day in the previous month.

     (e)  ADDITIONAL SERIES OR CLASSES. In the event that the Board of Directors shall determine to issue any additional series of shares for which it is proposed that the Investment Manager serve as investment manager, the Company and the Investment Manager shall enter into an Addendum to this Agreement setting forth the name of the series or classes, as appropriate, the Applicable Fee and such other terms and conditions as are applicable to the management of such series of shares.

7.   CONTINUATION OF AGREEMENT. This Agreement shall continue in effect, unless sooner terminated as hereinafter provided, for a period of two years from the execution hereof, and for as long thereafter as its continuance is specifically approved, as to each series of the Company, at least annually
     (i) by the Board of Directors of the Company or by the vote of a majority of the outstanding voting securities of the Company, and (ii) by the vote of a majority of the Directors of the Company, who are not parties to the agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

8.   TERMINATION. This Agreement may be terminated, with respect to any series, by the Investment Manager at any time without penalty upon giving the
     Company 60 days' written notice, and may be terminated, with respect to any series, at any time without penalty by the Board of Directors of the
     Company or by vote of a majority of the outstanding voting securities of such series on 60 days' written notice to the Investment Manager.

9.   EFFECT OF ASSIGNMENT. This Agreement shall automatically terminate in the event of assignment by the Investment Manager, the term "assignment" for this purpose having the meaning defined in Section 2(a)(4) of the
     Investment Company Act.

10.  OTHER ACTIVITIES. Nothing herein shall be deemed to limit or restrict the right of the Investment Manager, or the right of any of its officers, directors or employees (who may also be a Director, officer or employee of the Company), to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

11.  STANDARD OF CARE. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties hereunder on the part of the Investment Manager, it, as an inducement to it to enter into this Agreement, shall not be subject to liability to the Company or to any shareholder of the Company for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

12.  SEPARATE AGREEMENT. The parties hereto acknowledge that certain provisions of the Investment Company Act, in effect, treat each series of shares of a registered investment company as a separate investment company.
     Accordingly, the parties hereto hereby acknowledge and agree that, to the extent deemed appropriate and consistent with the Investment Company Act, this

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                                        AMERICAN CENTURY TARGET MATURITIES TRUST

     Agreement shall be deemed to constitute a separate agreement between the
     Investment Manager and each series of shares of the Company managed by the
     Investment Manager.

13.  USE OF THE NAME "AMERICAN CENTURY". The name "American Century" and all rights to the use of the name "American Century" are the exclusive property of American Century Proprietary Holdings, Inc. ("ACPH"). ACPH has consented to, and granted a non-exclusive license for, the use by the Company of the name "American Century" in the name of the Company and any series of shares thereof. Such consent and non-exclusive license may be revoked by ACPH in its discretion if ACPH, the Investment Manager, or a subsidiary or affiliate of either of them is not employed as the investment adviser of each series of shares of the Company. In the event of such revocation, the
     Company and each series of shares thereof using the name "American Century"
     shall cease using the name "American Century" unless otherwise consented to by ACPH or any successor to its interest in such name.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first written above.

Attest:                                AMERICAN CENTURY TARGET MATURITIES TRUST

/s/ Ward D. Stauffer                   /s/ Charles A. Etherington
------------------------------------   ---------------------------------------
WARD D. STAUFFER                       CHARLES A. ETHERINGTON
Secretary                              Vice President

Attest:                                AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.

/s/ Ward D. Stauffer                   /s/ William M. Lyons
------------------------------------   ---------------------------------------
WARD D. STAUFFER                       WILLIAM M. LYONS
Secretary                              President

                                                                          Page 5

AMERICAN CENTURY TARGET MATURITIES TRUST      Schedule A: Category Fee Schedules
--------------------------------------------------------------------------------

                                   SCHEDULE A

                        INVESTMENT CATEGORY FEE SCHEDULES

MONEY MARKET FUNDS
========================== =====================================================
                                                  RATE SCHEDULES

CATEGORY ASSETS             SCHEDULE 1    SCHEDULE 2    SCHEDULE 3   SCHEDULE 4
-------------------------- ------------- ------------- ------------- -----------
First $1 billion             0.2500%        0.2700%      0.3500%       0.2300%
Next $1 billion              0.2070%        0.2270%      0.3070%       0.1870%
Next $3 billion              0.1660%        0.1860%      0.2660%       0.1460%
Next $5 billion              0.1490%        0.1690%      0.2490%       0.1290%
Next $15 billion             0.1380%        0.1580%      0.2380%       0.1180%
Next $25 billion             0.1375%        0.1575%      0.2375%       0.1175%
Thereafter                   0.1370%        0.1570%      0.2370%       0.1170%
========================== ============= ============= ============= ===========

BOND FUNDS
================== ==================================================================
                                            RATE SCHEDULES

CATEGORY ASSETS    SCHEDULE 1 SCHEDULE 2 SCHEDULE 3 SCHEDULE 4 SCHEDULE 5  SCHEDULE 6
------------------ ---------- ---------- ---------- ---------- ----------- -----------
First $1 billion    0.2800%    0.3100%    0.3600%    0.6100%    0.4100%      0.6600%
Next $1 billion     0.2280%    0.2580%    0.3080%    0.5580%    0.3580%      0.6080%
Next $3 billion     0.1980%    0.2280%    0.2780%    0.5280%    0.3280%      0.5780%
Next $5 billion     0.1780%    0.2080%    0.2580%    0.5080%    0.3080%      0.5580%
Next $15 billion    0.1650%    0.1950%    0.2450%    0.4950%    0.2950%      0.5450%
Next $25 billion    0.1630%    0.1930%    0.2430%    0.4930%    0.2930%      0.5430%
Thereafter          0.1625%    0.1925%    0.2425%    0.4925%    0.2925%      0.5425%
================== ========== ========== ========== ========== =========== ===========

EQUITY FUNDS
========================== ===============================================
                                           RATE SCHEDULES

CATEGORY ASSETS                  SCHEDULE 1              SCHEDULE 2
-------------------------- ----------------------- -----------------------
First $1 billion                  0.5200%                 0.7200%
Next $5 billion                   0.4600%                 0.6600%
Next $15 billion                  0.4160%                 0.6160%
Next $25 billion                  0.3690%                 0.5690%
Next $50 billion                  0.3420%                 0.5420%
Next $150 billion                 0.3390%                 0.5390%
Thereafter                        0.3380%                 0.5380%
========================== ======================= =======================

                                                                        Page A-1

AMERICAN CENTURY TARGET MATURITIES TRUST    Schedule B: Investment Category Assignments
---------------------------------------------------------------------------------------

                                   SCHEDULE B

                         INVESTMENT CATEGORY ASSIGNMENTS

AMERICAN CENTURY TARGET MATURITIES TRUST
======================================== ===================== =================
Series                                   Category               Applicable Fee
                                                               Schedule Number

---------------------------------------- --------------------- -----------------
Target 2005 Fund                         Bond Funds                   3
Target 2010 Fund                         Bond Funds                   3
Target 2015 Fund                         Bond Funds                   3
Target 2020 Fund                         Bond Funds                   3
Target 2025 Fund                         Bond Funds                   3
======================================== ===================== =================

                                                                        Page B-1

AMERICAN CENTURY TARGET MATURITIES TRUST       Schedule C: Complex Fee Schedules
--------------------------------------------------------------------------------

                                   SCHEDULE C

                              COMPLEX FEE SCHEDULES

======================= =======================================================
                                             RATE SCHEDULES

Complex Assets          Advisor Class   Institutional Class   All Other Classes
----------------------- --------------- -------------------- ------------------
First $2.5 billion         0.0600%            0.1100%              0.3100%
Next $7.5 billion          0.0500%            0.1000%              0.3000%
Next $15.0 billion         0.0485%            0.0985%              0.2985%
Next $25.0 billion         0.0470%            0.0970%              0.2970%
Next $25.0 billion         0.0370%            0.0870%              0.2870%
Next $25.0 billion         0.0300%            0.0800%              0.2800%
Next $25.0 billion         0.0200%            0.0700%              0.2700%
Next $25.0 billion         0.0150%            0.0650%              0.2650%
Next $25.0 billion         0.0100%            0.0600%              0.2600%
Next $25.0 billion         0.0050%            0.0550%              0.2550%
Thereafter                 0.0000%            0.0500%              0.2500%
======================= =============== ==================== ==================

=================== ========= ========= ======== ======= ====== ======== =======
      Series         Investor  Institu-  Advisor    A      B       C     R
                      Class    tional    Class    Class  Class   Class   Class
                               Class
------------------- --------- --------- -------- ------- ------ -------- -------
>>Target 2005 Fund     Yes       No       Yes      No      No     No       No
>>Target 2010 Fund     Yes       No       Yes      No      No     No       No
>>Target 2015 Fund     Yes       No       Yes      No      No     No       No
>>Target 2020 Fund     Yes       No       Yes      No      No     No       No
>>Target 2025 Fund     Yes       No       Yes      No      No     No       No
=================== ========= ========= ======== ======= ====== ======== =======

                                                                        Page C-1